Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports FY2012 First Quarter Financial Results

EXTON, PA - (Marketwire – September 14, 2011) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2012 first quarter ended July 31, 2011. For the first quarter, WPCS reported revenue of $25.4 million compared to $17.8 million in the preceding quarter ended April 30, 2011, which represents an increase of approximately 43%. The Company generated revenue of $28.9 million for the same period a year ago.

In the first quarter, WPCS generated EBITDA of approximately $753,000 compared to an EBITDA loss of $5.1 million in the preceding quarter ended April 30, 2011. The Company generated $238,000 in EBITDA for the same period a year ago. EBITDA is defined as earnings before interest, taxes, acquisition-related contingent earn-out costs, one-time charges related to seeking strategic alternatives including the possible sale of the company and depreciation and amortization.

WPCS reported a net loss of approximately $35,000 or $0.00 per diluted share, which includes the one-time charges of $64,000 associated with seeking strategic alternatives including the possible sale of the company. This compares to a net loss of $376,000 or $0.05 per diluted share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS, commented, “We are pleased to announce that we achieved profitable EBITDA results for the quarter. This marks what we believe is the beginning of our turnaround from a difficult prior year. The first quarter was very encouraging. We experienced solid revenue growth over the preceding quarter while maintaining a healthy backlog and bid list. Our balance sheet remains strong with $4.1 million in cash and $15.2 million in working capital. Our net tangible asset value is $22.6 million or $3.25 per diluted share. We are very excited about the opportunities in our current fiscal year and we look forward to achieving profitable quarters ahead.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. or 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH16503. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 402-220-2946 and entering 16503 # as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

This press release includes financial measures that are not in accordance with GAAP, consisting of EBITDA and net tangible asset value. Management uses EBITDA to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. Management uses net tangible asset value to evaluate the strength of the Company’s balance sheet.  WPCS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or net income (loss) per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the requirements of Regulation G, WPCS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	July 31,
	2011	2010

REVENUE	$25,419,503	$28,852,498

COSTS AND EXPENSES:
Cost of revenue	19,573,186	22,697,975
Selling, general and administrative expenses	5,156,522	5,916,327
Depreciation and amortization	604,832	734,615
Change in fair value of acquisition-related contingent consideration	43,068	63,052

	25,377,608	29,411,969

OPERATING INCOME (LOSS)	41,895	(559,471)

OTHER EXPENSE (INCOME):
Interest expense	95,932	54,635
Interest income	(8,476)	(10,069)

LOSS BEFORE INCOME TAX BENEFIT	(45,561)	(604,037)

Income tax benefit	(26,340)	(238,379)

CONSOLIDATED NET LOSS	(19,221)	(365,658)

Net income attributable to noncontrolling interest	15,456	10,293

NET LOSS ATTRIBUTABLE TO WPCS	$(34,677)	$(375,951)

Basic net loss per common share attributable to WPCS	$(0.00)	$(0.05)

Diluted net loss per common share attributable to WPCS	$(0.00)	$(0.05)

Basic weighted average number of common shares outstanding	6,954,766	6,954,766

Diluted weighted average number of common shares outstanding	6,954,766	6,954,766

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
ASSETS	2011	2011
	(Unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$4,063,322	$4,879,106
Accounts receivable, net of allowance of $1,631,985 and $1,662,168 at
July 31, 2011 and April 30, 2011, respectively	25,777,082	22,474,024
Costs and estimated earnings in excess of billings on uncompleted contracts	4,546,270	4,669,012
Inventory	1,606,385	1,972,905
Prepaid expenses and other current assets	1,592,500	1,413,151
Prepaid income taxes	214,897	173,700
Income taxes receivable	1,185,000	1,166,225
Deferred tax assets	2,642,598	2,621,329
Total current assets	41,628,054	39,369,452

PROPERTY AND EQUIPMENT, net	5,909,461	6,035,353

OTHER INTANGIBLE ASSETS, net	742,897	803,171

GOODWILL	2,038,978	2,044,856

DEFERRED TAX ASSETS	2,674,841	2,675,511

OTHER ASSETS	134,145	134,654

Total assets	$53,128,376	$51,062,997

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	July 31,	April 30,
	2011	2011
	(Unaudited)
CURRENT LIABILITIES:

Current portion of loans payable	$97,299	$35,724
Borrowings under line of credit	5,560,977	7,000,000
Current portion of capital lease obligations	48,175	54,496
Accounts payable and accrued expenses	13,599,932	10,249,503
Billings in excess of costs and estimated earnings on uncompleted contracts	2,168,352	2,039,117
Deferred revenue	809,169	792,414
Due joint venture partner	3,134,583	3,415,641
Acquisition-related contingent consideration	1,049,011	1,008,200
Total current liabilities	26,467,498	24,595,095

Loans payable, net of current portion	211,677	10,554
Capital lease obligations, net of current portion	5,432	15,465
Total liabilities	26,684,607	24,621,114

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766
shares issued and outstanding at July 31, 2011 and April 30, 2011	695	695
Additional paid-in capital	50,453,914	50,433,626
Accumulated deficit	(26,630,508)	(26,595,831)
Accumulated other comprehensive income on foreign currency translation, net of
tax effects of $191,979 and $185,060 at July 31, 2011 and April 30, 2011, respectively	1,560,411	1,564,965

Total WPCS shareholders' equity	25,384,512	25,403,455

Noncontrolling interest	1,059,257	1,038,428

Total equity	26,443,769	26,441,883

Total liabilities and equity	$53,128,376	$51,062,997

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA:

	Three Months Ended
	July 31,
	2011	2010

NET LOSS ATTRIBUTABLE TO WPCS, GAAP	$(34,677)	$(375,951)

Plus:
Net income attributable to noncontrolling interest	15,456	10,293
Income tax benefit	(26,340)	(238,379)
Interest expense	95,932	54,635
Interest income	(8,476)	(10,069)
Change in fair value of acquisition-related contingent consideration	43,068	63,052
One time strategic costs	63,670	-
Depreciation and amortization	604,832	734,615

Consolidated EBITDA, Non-GAAP	$753,465	$238,196

             (2) Reconciliation of Non-GAAP Net Tangible Asset Value:

	July 31,	April 30,
	2011	2011

Total WPCS shareholders' equity	$25,384,512	$25,403,455
Less:
Goodwill	2,038,978	2,044,856
Other Intangible Assets, net	742,897	803,171

Net tangible asset value	$22,602,637	$22,555,428

Diluted weighted average number of common shares outstanding	6,954,766	6,954,766

Net tangible asset value per common share attributable to WPCS	$3.25	$3.24